EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Equity Incentive Plan of Copart, Inc. of our reports dated September 25, 2007, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Copart, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Sacramento, California

January 2, 2008